UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 12, 2018

ENVIRONMENTAL PACKAGING TECHNOLOGIES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-182629	45-5634033
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 West by Northwest, Suite 110 Houston, Texas 77040	77040
(Address of principal executive offices)	(Zip Code)

(877) 824-4733
 (Registrant’s telephone number, including area code)

________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Effective on October 31, 2018, Environmental Packaging Technologies Holdings, Inc., a Nevada corporation (EPTI:Grey Market) (“EPTI”) sold its wholly-owned operating subsidiary, Environmental Packaging Technologies, Inc., a Delaware corporation (the “Operating Subsidiary”), to Specialty Liquid Transportation Corp., a British Columbia corporation (formerly known as Blue Bay Capital Inc.) (“SLT”). SLT expects to resume trading as a Tier 2 Industrial Issuer on the TSXV under the trading symbol “SLT.V” at the market open on Tuesday November 13, 2018.

The preceding sentences are a broad, general summary of the events described therein and are not intended to be or to provide a complete description of such events, facts and items related thereto. Accordingly, the above must be read in conjunction with (1) press release as filed by the Company dated November 12, 2018, (2) the press release filed by SLT dated November 9, 2018, (3) the bulletin as published by the Toronto Stock Exchange, copies of which are attached hereto as Exhibit 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference, (4) the filing statement as listed on SEDAR or accessed at: https://sedar.com/GetFile.do?lang=EN&docClass=13&issuerNo=00043527&issuerType=03&projectNo=02815420&docId=4379252, and (5) the Current Reports on Form 8-K of EPTI filed with the SEC on or about May 4, 2018 and October 29, 2018.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1     Press release by the Company dated November 12, 2018
Exhibit 99.2     Press release by SLT dated November 9, 2018
Exhibit 99.3     Bulletin as published by the Toronto Stock Exchange dated November 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Environmental Packaging Technologies Holdings, Inc.

Date: November 13, 2018	/s/ David Skriloff
Chief Executive Officer